                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.l4a-11(c) or Section 240.l4a-12

                                Micrografx, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-6(i)(2) or Item 22(a)(2) of
    Schedule 14A
[ ] Fee computed on table below per Exchange Act Rules 14a-6(1) (4)
    and 0-11

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount previously paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

                                MICROGRAFX, INC.
                              505 MILLENNIUM DRIVE
                               ALLEN, TEXAS 75013

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 4, 1999

To the Shareholders of
Micrografx, Inc.:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Micrografx, Inc. (the "Company") will be held at the on the 4th day of November, 1999, at 10:00 a.m. (local time) at Micrografx headquarters located at 505 Millennium Drive, Allen, Texas 75013 for the following purposes:

         1. The election of five (5) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

         2. A proposal to approve an amendment to the Micrografx, Inc. 1995 Incentive and Nonstatutory Stock Option Plan to increase the number of shares to be granted by an additional 600,000.

         3. The ratification of the appointment by the Board of Directors of Ernst & Young L.L.P. as independent public accountants for the Company for the fiscal year ending June 30, 2000;

         4. The transacting of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on September 10, 1999, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, such meeting or any adjournments thereof. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at such meeting. The stock transfer books will be available for inspection at the meeting.

         You are cordially invited to the meeting; however, regardless of whether you expect to attend the meeting in person, you are urged to promptly sign, date and mail the enclosed form of proxy so that you shares of stock may be represented and voted at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such return in the manner provided for revocation of proxies on the initial page of the enclosed Proxy Statement.

                                       By Order of the Board of Directors


                                       Douglas M. Richard
                                       President

October 7, 1999

                                MICROGRAFX, INC.
                              505 MILLENNIUM DRIVE
                               ALLEN, TEXAS 75013

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD NOVEMBER 4, 1999

                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Micrografx, Inc., a Texas corporation (the "Company" or "Micrografx"), to be voted at the 1999 Annual Meeting of Shareholders of Micrografx to be held on NOVEMBER 4, 1999 (the "Annual Meeting"), at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting, and at any adjournment(s) of that meeting. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

         Each shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to its exercise either in person at the Annual Meeting or by giving written notice to the Company addressed as follows: 505 Millennium Drive, Allen, Texas 75013, Attention: Chairman of the Board. No revocation by written notice shall be effective unless and until such notice has been received by the Chairman of the Board of the Company prior to the day of the Annual Meeting or by the inspector(s) of elections at the Annual Meeting.

         The principal executive offices of the Company are located at 505 Millennium Drive, Allen, Texas 75013.

         This Proxy Statement and accompanying form of proxy are being mailed to the Company's shareholders on or about October 13, 1999. The Company's Annual Report to Shareholders covering the Company's fiscal year ended June 30, 1999, is being mailed to shareholders together with this Proxy Statement but does not form any part of the materials for solicitation of proxies.

         In addition to the solicitation of proxies by use of the mail and through this Proxy Statement, directors, officers and regular employees of the Company may solicit the return of proxies, either by mail, personal contact, telephone, telecopy or telegraph. Officers and employees of the Company will not be additionally compensated for their solicitation efforts but will be reimbursed for any out-of-pocket expenses incurred. The Company has also retained Corporate Investor Communications, Inc. to assist the Company in the solicitation of proxies from shareholders and will pay such firm a fee of $3,750 for its services and will reimburse such firm for any of its out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with shares registered in their names, to forward solicitation materials to the beneficial owners of such shares.

         All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                             PURPOSES OF THE MEETING

At the Annual Meeting, the Company's shareholders will be asked to consider and act upon the following matters:

         1. The election of five (5) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

         2. A proposal to approve an amendment to the Micrografx, Inc. 1995 Incentive and Nonstatutory Stock Option Plan to increase the number of shares available to be granted by an additional 600,000 shares.

         3 The ratification of the appointment by the Board of Directors of Ernst & Young L.L.P. as independent public accountants for the company for the fiscal year ending June 30, 2000;

         4. The transacting of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

                                QUORUM AND VOTING

         The identity of shareholders entitled to receive notice of and to vote at the Annual Meeting and the number of votes allotted to each shareholder were determined as of the close of business on September 10, 1999 (the "Record Date"). On the Record Date, there were issued and outstanding 12,124,998 shares of common stock, par value $.01 per share (the "Common Stock").

         Each shareholder as of the Record Date will be entitled to one vote per share of Common Stock held on each matter acted upon at the meeting. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting rights. The presence, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions may be specified on all matters proposed, other than the election of directors. Abstentions and broker non-votes will be considered present at the meeting and will be counted towards determining whether a quorum is present. A broker non-vote occurs where a registered broker holding customer securities in street name has not received voting instructions from the beneficial owner regarding any "non-routine" matter as so designated by that broker's self-regulatory organization.

         Assuming the presence of a quorum, (i) the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the meeting is required for the election of the directors; and (ii) the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for the approval of all other matters. Abstentions on a particular matter (other than the election of directors) will not be counted as votes cast in the affirmative and will therefore have the same effect as a vote against a particular matter because each proposal (other than the election of directors) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting entitled to vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no impact on the outcome of the voting on the election of directors or any other proposal.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         The Bylaws of the Company provide that the Board of Directors shall be composed of not less than five but not more than nine directors. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company.

                                                   SERVED AS                  PRESENT OFFICE(S)
NOMINEE                             AGE          DIRECTOR SINCE              HELD IN MICROGRAFX
-------                             ---          --------------              ------------------
Russell E. Hogg                     70               1997                    Chairman of the Board
Sunnygables, 2 Salsbury Place                                                of Directors
South Nyack, NY  10960

Douglas M. Richard                  40               1998                    Chief Executive Officer,
505 Millennium Drive                                                         President and Director
Richardson, TX  75081

Seymour Merrin                      64               1990                    Director
560 Los Nidos Drive
Santa Fe, NM   87501

Robert Kamerschen                   60               1993                    Director
204 Parade Hill Road
New Canaan, CT  06840

Avery More                          45               1999                    Director
6523 Waggoner Drive
Dallas, TX  75230


         The following is a brief account of the business experience, during the past five years, of each nominee for director of the Company.

         Russell E. Hogg is the Chairman and CEO of Hogg International Associates, a global financial service company whose clients draw upon global expertise in the areas of finance, strategic marketing and "back room" operations, located in Nyack, NY. Mr. Hogg joined the Board of Directors and was elected to the position of Chairman of the Board in May, 1997. In the past, he served as a consultant to the National Academy of Sciences sub-committee which evaluated and documented the shortcomings within the Internal Revenue Service telecommunications and processing modernization project and as a board member for several major corporations. Mr. Hogg is the Chairman of the Institute for International Sports, sponsor in 1993 of the inaugural World Scholar-Athlete Games. From 1980 to 1989, Mr. Hogg was the Chief Executive Officer for MasterCard.

         Douglas M. Richard has served as the Chief Executive Officer of the Company since February 1997 and has served as a director since 1998. Mr. Richard serves on the advisory board of the Micrografx Chili for Children(TM) Foundation. In April 1996 Micrografx acquired Visual Software, Inc., a company Mr. Richard founded and since that time, Mr. Richard has taken an aggressive position in redefining the strategy and vision of Micrografx. In addition to founding Visual Software, Mr. Richard founded ITAL computers in 1985, which was recognized as the largest CAD systems integrator in California at that time.

         Seymour Merrin has been a director of the Company since February 1990. Since 1988, he has served as president of Merrin Information Services, Inc., an information service that provides information and consulting to retail computer software businesses.

         Robert Kamerschen has been a director of the Company since April 1993. In September 1999, Mr. Kamerschen was appointed Chairman and CEO of DIMAC Marketing Corporation, a direct marketing service company, one of the largest producers of custom pressure sensitive labels. He previously served as the Chairman of the Board and Chief Executive Officer of ADVO, Inc., a company principally involved in direct mail advertising, for a highly successful ten year leadership tenure ending in June 1999. He is also a director of IMS Health, Inc., R. H. Donnelley, Inc., Tandy Corporation, CoolSavings.com.Inc., and TravelCLICK.com.

         Avery More was elected to the board on February 12, 1999. He has a 20-year history in the information technology industry. He currently is the managing director of Eureka Ventures, a venture capital and merchant banking company specializing in information technology companies. He also serves as the Chairman and Chief Executive Officer of PC Service Source, a NASDAQ-traded company, which is 24 percent owned by Eureka Ventures. Prior to launching Eureka Ventures, More was President and Chief Executive Officer of CompuCom Systems, Inc. Before joining CompuCom, More served on the board of directors and as executive vice president of Computer Craft, Inc.

         Eugene P. Beard has served as a director of the Company since July 1993. Mr. Beard has stated his intent not to stand for re-election to the Board, including its committees, and, therefore, his term of service as a director will end effective with the election of the slate of directors proposed herein. Mr. Beard served the interests of the Company and its Shareholders with great integrity and his efforts are greatly appreciated. He has served as a director (since 1982) and as Vice Chairman, Finance and Operations (since September 1995) of The Interpublic Group of Companies, Inc., an organization of global advertising and marketing communications companies, with which he has been associated since 1980.

         As of June 30, 1999, (i) there were no family relationships between any of the officers and directors of the Company and (ii) there were no agreements whereby any shareholder or group of shareholders is entitled to representation on the Board of Directors of the Company.

         The Board of Directors does not contemplate that any of the nominees for director named above will refuse or be unable to accept election as a director of the Company, or be unable to serve as director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in each proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed in the proxy to do otherwise.

         The Board of Directors has a standing Audit Committee heretofore chaired by Eugene P. Beard. During the fiscal year ended June 30, 1999, the Audit Committee was composed of Messrs. Beard, Robert Kamerschen and Russell E. Hogg. The Audit Committee is responsible for consulting with the independent public accountants for the Company with regard to the adequacy of internal controls and the plan of audit, as well as reviewing the audit report and management letter and matters concerning financial reporting, accounting and audit procedures and policies generally. The Audit Committee held 4 meetings during the fiscal year ended June 30, 1999. No member of the Audit Committee attended fewer than 100% of the meetings. For the ensuing year, the Committee will be comprised of Messrs. More, Kamerschen and Hogg, with Mr. More having been elected as Chairman of the Committee.

         The Board of Directors has a standing Executive Compensation and Stock Option Committee chaired by Robert Kamerschen. During the fiscal year ended June 30, 1999, the Stock Option Committee was composed of Messrs. Eugene P. Beard, Russell Hogg, and Robert Kamerschen. The Committee is responsible for reviewing and determining matters of executive compensation and administering the Company's Incentive and Nonstatutory Stock Option Plan (the "Stock Option Plan"). (For information on the Compensation Committee see "Report of Compensation Committee and Stock Option Committee on Executive Compensation.") The Committee held 7 meetings during the fiscal year ended June 30, 1999. No member of the Committee attended fewer than 100% of the meetings. For the ensuing year, the Committee will be comprised of Messrs. Kamerschen, Chairman, More, and Hogg.

         The Board of Directors has a standing Nominating Committee, chaired by Mr. Hogg. During the fiscal year ended June 30, 1999, the Nominating Committee was composed of Messrs. Hogg, Beard and Kamerschen. The Nominating Committee is responsible for selection for nomination of candidates to serve on the Company's Board of Directors. In recommending candidates to the Board, the Nominating Committee seeks persons of proven judgment and experience. The Nominating Committee held one meeting during the year ended June 30, 1999. No member of the Nominating Committee attended fewer than 100% of the meetings. For the ensuing year, the Nominating Committee will be composed of Messrs. Hogg (Chairman) and Kamerschen.

         The Board of Directors held 7 meetings during the fiscal year ended June 30, 1999. Various matters were approved during the last fiscal year by unanimous written consent of the Board of Directors. During the fiscal year ended June 30, 1999, no director attended fewer than 100% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each director served.

         During the fiscal year ended June 30, 1999, each director who is not an employee of the Company (currently four persons) received an annual retainer of $20,000 and a fee of $10,000 for attending all board and committee meetings held during the year. In addition, each committee chairperson received an annual fee of $3,000. All directors are reimbursed for travel and other expenses incurred in attending such meetings. In connection with his election as Chairman of the Board in May, 1997, the Company agreed to pay Mr. Hogg the following additional compensation for serving as Chairman: (i) during each year of service in such capacity, a consulting fee of $1,500 per each day of work on Company business, with a maximum cap of $50,000 for the year; (ii) a grant of non-statutory stock options covering 30,000 shares with an exercise price of $6.00 per share, granted as of Mr. Hogg's election in June 1997, pursuant to the Company's Option Plan, vesting ratably over a period of four years from the date of grant and
(iii) additional non-statutory stock option grants, each covering 5,000 shares, in each of the years 1998 and 1999, vesting over a period of four (4) years from the date of grant.

         All directors, with the exception of Mr. Richard, are eligible to participate in the Company's 1995 Director Option Plan (the "1995 Director Plan"). The 1995 Director Plan provides that on each October 1, after the completion of one year of service, each eligible director will be entitled to receive an option for 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option granted under the 1995 Director Plan becomes exercisable at the rate of 25% per year commencing on the first anniversary of the date of grant. During the fiscal year ended June 30, 1999, each eligible director (Messrs. Hogg, Beard, Kamerschen and Merrin) received a grant of options covering 10,000 shares of Common Stock with an exercise price of $9.00 per share, representing the closing price of the Company's stock as of October 1, 1998, pursuant to the terms of the 1995 Director Plan.

         The shareholders at the 1997 Annual Meeting approved a proposal to grant non-employee directors the ability to substitute non-statutory options for cash fees that reduced the cash cost to the Company associated with compensation of its non-employee directors. The proposal provided that such options (unlike the annual grants) would not expire upon termination of a non-employee director's board service, but would continue in effect for a term of five years from the date of grant. The plan requires that each non-employee director must make a semi-annual irrevocable election prior to April 1 and October 1 (the "Option Election Dates") of each year to participate in this feature for the six month period following each Option Election Date. Options granted in lieu of cash fees are granted at the rate of $2.00 in option value (using present value of the grant at date of grant under the Black-Scholes option pricing model) for each $1.00 of cash director's fees which would otherwise be paid, and have an exercise price equal to the fair market value of the Company's Common Stock on the Option Election Date of each semi-annual period in question, exercisable in increments of 25% per year for a term of five years. During fiscal year 1999, under the stock-in-lieu of compensation provisions, Mr. Kamerschen received options to purchase 4, 597 shares with an exercise price of $11.3750. The amendment also provided for immediate vesting of all unexercisable options granted under the 1995 Director Plan upon the occurrence of certain events resulting in a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No member of the Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Compensation Committee of or whose executive officers served on the Company's Board of Directors.

SECTION 16(a) COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended June 30, 1999, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

               PROPOSAL TO AMEND THE MICROGRAFX 1995 INCENTIVE AND
                         NONSTATUTORY STOCK OPTION PLAN
                                    (ITEM 2)

GENERAL

         For several years, the Company has utilized stock options as a key part of its overall compensation program for executive officers and other employees of the Company. The Board of Directors and the Executive Compensation and Stock Option Committee believe it is important to have equity-based incentives available to retain and attract quality personnel for the Company. See "Board of Directors and Committees--Report of the Compensation and Stock Option Committee on Executive Compensation." Accordingly, the Board of Directors has approved, subject to shareholder approval, a proposal to amend the Company's 1995 Incentive and Nonstatutory Stock Option Plan (the "Option Plan") to increase the number of shares of the Company's Common Stock available for issuance under the Option Plan from 3,100,000 to 3,700,000 shares. The Board of Directors increased the number of available shares under the Option Plan because as of September 1, 1999, only 610,993 shares of Common Stock remained available for grant under the plan.

         If approved by the shareholders at the annual meeting, the first sentence of Section II of the Option Plan will be amended to provide as follows:

         "The aggregate number of Shares as to which Options may be granted from time to time shall be three million seven hundred thousand (3,700,000) Shares; provided, however, that unless the Plan is administered by a Committee comprised of Disinterested Persons, or by the Board of Directors comprised of a majority of Disinterested Persons, the maximum number of Shares as to which Options may be granted in any calendar year to a director who is also an employee shall not exceed 33% of the aggregate number of Shares with respect to which grants may be made under the Plan."

         The remaining language of Section II will not be changed and the only effect of the amendment will be to increase the number of shares of Common Stock authorized and reserved for issuance upon the exercise of stock options granted pursuant to the Option Plan.

         The amendment is necessary in order to cover future grants of options to purchase shares of Common Stock to officers and other employees. The amendment will provide the Company with the ability to issue additional options and will enable the Company to continue the purposes of the Option Plan by providing additional incentives to attract and retain qualified and competent employees, upon whose judgment the success of the Company is largely dependent. This would be in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of Company employees in an effort to further instill shareholder considerations and values in the actions of such employees and officers.

         The Company intends to register the 600,000 additional shares of Common Stock issuable under this amendment under the Securities Act, assuming the stockholders approve the proposal to increase the number of available shares. Shares purchased pursuant to the Option Plan after the effective date of such registration could immediately be sold on the open market subject, in the case of affiliates (as defined in Rule 144 under the Act), to compliance with the provisions of Rule 144 other than the holding period requirement.

         Since it is the Company's policy to grant options to all employees under the Option Plan at the time such employee joins the Company and to grant options to other employees from time to time as determined by the Executive Compensation and Stock Option Committee (the "Stock Option Committee") in its discretion, it is not possible at this time to indicate the number, names or positions of employees who will receive options or the number of shares for which options will be granted to any employee under the Option Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE MICROGRAFX, INC. 1995 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN.

DESCRIPTION OF THE COMPANY'S STOCK OPTION PLAN

         A summary of the principal provisions of the Option Plan is set forth below:

         Purposes. The Option Plan provides for the issuance of incentive stock options and nonstatutory stock options to key employees of the Company, including employees who also serve as officers or directors of the Company, and currently provides for the reservation of 3,100,000 shares of Common Stock for issuance upon exercise of options granted under the Option Plan (a cumulative total of 3,700,000 shares if the proposed amendment is approved). The purpose of the Option Plan is to attract and retain key employees and provide additional incentive for key employees to promote the success of the Company.

         Terms and Conditions of Options. The Option Plan provides that the exercise price for each incentive stock option granted under the Option Plan may not be less than the fair market value of the Common Stock on the date of the grant, unless the optionee owns greater than 10% of the total combined voting power of all classes of capital stock of the Company, in which case the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. The exercise price for each nonstatutory stock option may be any price determined by the Board of Directors but, pursuant to the policy adopted by the Board of Directors, shall not be less than 85% of the fair market value of the shares of Common Stock on the date of the option grant. The exercise price is payable upon exercise of an option and in such form as determined by the Board of Directors or the Stock Option Committee, if the Board has delegated its authority to such Committee.

         Options granted under the Option Plan are exercisable in such amounts, at such intervals and upon such terms as the Board of Directors or the Stock Option Committee, if the Board has delegated its authority to such Committee, shall provide in such option, subject to certain limitations defined in the Option Plan. In general, each option will terminate not more than 10 years from the date of grant, or such earlier time as specified in the applicable stock option agreement, except that if the option is intended as an incentive stock option, such option shall terminate not more than five years from the date of grant.

         The Board of Directors, or the Stock Option Committee appointed by the Board of Directors, has authority to administer and interpret the Option Plan and has authority to select which employees are eligible employees and which of the eligible employees should receive options, and determines at the time the option is granted the number of shares granted under each option, the purchase price, the option period and the other terms and conditions relating to the grant. The Option Plan is administered by the Stock Option Committee of the Board of Directors of the Company.

         If a participant's employment is terminated for any reason other than death, a permanent and total disability or cause (as defined), then that participant's right to exercise any previously granted option terminates 30 days after such termination. If a participant's employment is terminated due to a permanent and total disability, then that participant may exercise all rights that have accrued to him under the Option Plan as of the date of the disability within a period of 90 days after the date of such disability or such earlier date as prescribed in the applicable stock option agreement. If a participant dies, then such participant's survivors or legal representatives may exercise the rights that have accrued to such participant as of the date of death within a period of 90 days after the date of death or such earlier date as prescribed in the applicable stock option agreement. If a participant's employment is terminated for cause, then the participant's right to exercise any previously granted option is also terminated as of the last date of employment. Shares subject to an option that expires or is terminated will again be available for grant under the Option Plan.

         No participant shall have any rights as a shareholder unless and until his option has been exercised and shares have been issued to or registered in the Company's share register in the name of the participant.

         An option shall not be transferable by a participant other than by will or by laws of descent and distribution. During a participant's lifetime, an option may be exercised only by the participant. No option or stock appreciation right may be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor be subject to execution, attachment or similar process.

         To prevent dilution of the rights of a holder granted under the Option Plan, the Option Plan provides for adjustment of the number of shares upon which options may be granted, of the number of shares subject to outstanding options and of the exercise price in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares of Common Stock or other change in capital structure of the Company. The Option Plan also confers authority on the Board of Directors to cancel, effective upon written notice, all outstanding options that remain unexercised in the event of any such transaction. The Option Plan further provides that all outstanding options that remain unexercised shall terminate and become null and void upon the dissolution or liquidation of the Company or the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company. The Option Plan permits the Board to accelerate the date on which any options may be exercised.

         Stock Appreciation Rights. The Option Plan provides that stock appreciation rights (a "SAR") may be granted to a participant with respect to an option. A SAR that is granted with respect to an incentive stock option must be granted at the same time as the respective incentive stock option.

         A SAR is an obligation on the part of the Company to pay to a participant an amount in cash equal to the Spread as of the date the SAR is exercised, subject to any taxes which are required to be withheld by the Company. The "Spread" is the amount equal to the product of (a) the excess of
(i) the fair market value per share over (ii) the option price per share of the option, multiplied by (b) the number of shares with respect to which the SAR is exercised. With respect to an incentive stock option, the Spread shall in no event exceed the amount permitted to be treated as the Spread under the applicable Treasury Regulations or other legal authority with respect to incentive stock options. A SAR may be exercised at such times and to the extent that the option to which it relates may be exercised.

         If SARs are granted and become subject to exercise, there will be a charge to the Company's income to reflect the difference between the fair market value of the stock subject to the related option and the exercise price of each option.

         Amendments. The Option Plan may be amended by (i) the shareholders of the Company or (ii) the Board of Directors so long as all such amendments are approved by the shareholders except shareholder approval is not required for certain non-material amendments. The Board of Directors' authority to amend the Option Plan may not be delegated to a committee. No amendment shall affect any previously granted option or previously executed stock option agreement unless such amendment so expressly provides and the affected participant consents in writing.

         Termination. The Option Plan will terminate by its terms in May 2004. The Option Plan may be terminated sooner by vote of the shareholders, provided that any such termination will not affect any option outstanding at the date of such termination.

         Federal Income Tax Consequences. The grant of an option or SAR will not be a taxable event to the recipient optionee. Upon the exercise of a nonstatutory stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. An optionee who exercises a SAR will recognize ordinary income equal to the cash received. The taxable income recognized upon exercise of a nonstatutory stock option or a SAR will be treated as compensation income subject to withholding, and the Company will be entitled to deduct an amount equal to the ordinary income an optionee recognizes as a compensation expense.

         When Common Stock received upon exercise of a nonstatutory stock option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize a capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

         Neither the grant nor exercise of an incentive stock option will be taxable to the optionee, and the Company will not be entitled to any deductions with respect thereto. However, to qualify for this favorable tax treatment of incentive stock options, the optionee may not dispose of the shares of Common Stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise of the incentive stock option. Upon any subsequent taxable disposition of shares of Common Stock received upon exercise of a qualifying incentive stock option, the optionee generally will recognize long or short-term capital gain or loss measured by the difference between the amount realized and the exercise price of the option.

         If an option does not qualify for favorable incentive stock option treatment as described above because of a failure to satisfy the holding period requirements, the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lower of (i) the amount realized or (ii) the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and the Company will be entitled to a deduction of that amount in that year, if the amount realized exceeds the fair market value of the Common Stock on the date the incentive stock option was exercised, the excess will be taxable as long or short-term capital gain, depending on the optionee's holding period for the transferred shares.

         Notwithstanding the favorable tax treatment of incentive stock options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive stock option is treated in the same manner as a nonstatutory stock option. Accordingly, an optionee who is subject to the alternative minimum tax must include in alternative minimum taxable income, for the year in which an incentive stock option is exercised, the excess of the fair market value of the shares of Common Stock received over the exercise price.


                        PROPOSAL TO RATIFY APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 3)

         The Board of Directors has appointed Ernst & Young L.L.P., independent public accountants, to be the principal independent auditors of the Company and to audit its consolidated financial statements for the fiscal year ending June 30, 2000. Ernst & Young has reported on the Company's consolidated financial statements. Representatives will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         Although shareholder ratification is not required for the selection of Ernst and Young L.L.P. since the Board of Directors has the responsibility for the selection of the Company's independent auditors, and such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders' opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Board must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, shareholders' opinions would be taken into consideration.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST AND YOUNG AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                           PRINCIPAL SHAREHOLDERS AND
                          STOCK OWNERSHIP OF MANAGEMENT

The following table and notes thereto set forth certain information with respect to beneficial ownership of the Company's Common Stock as of June 30, 1999 by (i) each person known by the Company to own beneficially more than 5% of the presently outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's current and former executive officers named in the Summary Compensation Table and (iv) the present directors and executive officers of the Company as a group:

                                                     Common Stock               Percent of
                                                     Beneficially               Outstanding
Name                                                 Owned                      Common Stock(1)
------------------------------                       ------------               ---------------

The Lake Fund                                         1,966,000                     17.7%

Gilder, Gagnon, Howe & Company                        1,092,000                     9.81%

Douglas M. Richard                                      136,756 (2)                 1.27%

Russell E. Hogg                                          18,750 (3)                  *

Eugene P. Beard                                          73,634 (4)                  *

Robert Kamerschen                                        41,284 (5)                  *

Seymour Merrin                                            6,625 (6)                  *

Avery More                                                    *                      *

Robert Gutekunst (resigned 6/14/99)                       9,445 (7)                  *

Kenneth Carraher                                         38,980 (8)*                 *

Frank Childers                                           18,750 (9)                  *

R. Edwin Pearce                                          81,399 (10)                 *

Grant Wickes                                              7,114 (11)                 *


All executive officers and directors as a group
  (13 persons)                                          509,452 (12)                 4.4%

*  Represents less than 1% of the outstanding Common Stock.

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. The percentages are based upon 12,124,998 shares outstanding as of September 10, 1999, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of June 30, 1999, are based upon the sum of 12,124,998 shares plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of June 30, 1999, held by each of them respectively, as indicated in the following notes.

(2) Consists of 66,422 held directly (20,000 of which are restricted stock with a restriction that expires on 11/26/99) and 70,334 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days. Does not include 3,290 shares held by Mr. Richard's spouse, concerning which she has sole voting and investment power.

(3) Consists of 18,750 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(4) Consists of 69,186 shares held by Westport Asset Fund of which Mr. Beard is a director and 4,448 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(5) Consists of 18,000 shares held directly by Mr. Kamerschen and 23,284 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(6) Consists of 1,500 shares held directly by Mr. Merrin and 5,125 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(7) Consists of 9,445 shares held directly by Mr. Gutekunst who resigned effective June 14, 1999.

(8) Consists of 18,980 shares held directly by Mr. Carraher and 20,000 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(9) Consists of 18,750 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(10) Consists of 24,731 shares held directly by Mr. Pearce and 56,668 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(11) Consists of 2,613 shares held directly by Mr. Wickes and 4,501 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(12) Includes 293,985 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensation executive officers (and a former executive officer for whom disclosure would have been required but for the fact he was not serving as such at the end of the most recently completed fiscal year), during fiscal years ended June 30, 1999 and 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                 -----------------------------------
                                             ANNUAL COMPENSATION                          AWARDS             PAYOUTS
                                        ----------------------------------       -----------------------    --------
                                                                   OTHER
   NAME AND                  YEAR                                  ANNUAL        RESTRICTED    OPTIONS/                  ALL OTHER
   PRINCIPAL                ENDING       SALARY       BONUS         COMP.          STOCK         SARS         LTIP      COMPENSATION
   POSITION                  6/30        ($)(1)        ($)           ($)           (#)(2)       (#)(2)        ($)           ($)
----------------------     --------     --------     --------     --------       ----------    --------     --------    ------------
Doug Richard                   1999     $250,000     $ 78,338           --              --       43,300           --     $  4,142
Chief Executive                1998      217,398       11,131           --              --       80,000           --        3,211
Officer                        1997      163,577       39,706     $ 28,303(4)       20,000       23,000           --        1,059
                           --------     --------     --------     --------        --------     --------     --------     --------
Bob Gutekunst                  1999     $179,390     $ 40,436           --              --       16,800           --     $  4,459
Former Chief                   1998      141,635        4,540           --           7,500       50,000           --        3,651
Technological                  1997      130,000        9,130           --              --       14,000           --        1,065
Officer
                           --------     --------     --------     --------        --------     --------     --------     --------
Kenneth Carraher               1999     $129,231     $ 49,244           --              --        8,000           --     $  4,025
Executive VP                   1998      107,962       30,162           --              --       68,469           --        3,437
Development                    1997           --           --           --              --           --           --           --
                           --------     --------     --------     --------        --------     --------     --------     --------
Frank Childers                 1999     $151,390     $ 61,593           --              --       80,600           --     $  1,566
Executive VP Global            1998           --           --           --              --           --           --           --
Sales and Marketing            1997           --           --           --              --           --           --           --
                           --------     --------     --------     --------        --------     --------     --------     --------
R. Edwin  Pearce               1999     $154,615     $ 36,838           --              --       13,915           --     $  4,052
EVP Corporate Dev.             1998      145,000        4,866           --              --       40,000           --        3,743
and General Counsel            1997      145,000       15,108           --              --       65,000           --        1,718
                           --------     --------     --------     --------        --------     --------     --------     --------
Grant  Wickes                  1999     $152,010     $ 75,009           --           6,000       13,915           --     $  4,739
Vice President                 1998      138,500       16,488           --              --       25,000           --        4,110
                               1997      137,577       27,306           --              --       14,000           --        3,883
                           --------     --------     --------     --------        --------     --------     --------     --------


(1) Includes amounts of base salary deferred at the election of the executive pursuant to the Company's 401(k) Savings Plan, a defined contribution plan.

(2) The Stock Option Plan authorizes the issuance of SARs but no SARs were issued by the Company as of June 30, 1999.

(3) All Other Compensation includes company contributions in fiscal 1999 in the following amounts to match amounts deferred pursuant to the Company's 401(k) Savings Plan: Mr. Richard $4,142, Mr. Gutekunst $4,459, Mr. Carraher
    $4,025, Mr. Childers $1,566, Mr. Pearce $4,052, Mr. Wickes $4,739.

(4) Represents $28,303 of reimbursed relocation allowance.

GRANTS OF OPTIONS

The following table sets forth details regarding stock options granted to the named executive officers listed in the Summary Compensation Table during the fiscal year 1999. In addition, there are shown the "option spreads" that would exist for the respective options granted based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. The Company granted no SARs in fiscal year 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                           PERCENT OF
                                           TOTAL                                  POTENTIAL REALIZABLE
                                           OPTIONS/       EXERCISE                VALUE AT ASSUMED ANNUAL
                           OPTIONS/        SARS           OR                      RATES OF STOCK PRICE
                           SARS            GRANTED TO     BASE                    APPRECIATION FOR OPTION
                           GRANTED(1)      EMPLOYEES IN   PRICE      EXPIRATION   TERM(2)
NAME                          (#)          FISCAL YEAR    ($/SH)     DATE         5%($)           10%($)
-----------                ---------       -----------   ---------   ---------    ----------    ----------
Doug Richard                 43,000          5.0860%     $  8.75     11/05/08     $  238,272    $  603,829
Bob Gutekunst                16,800          1.9733%     $  8.75     11/05/08     $   92,448    $  234,280
Ken Carraher                  8,000          0.9397%     $  8.75     11/05/08     $   44,023    $  111,562
Frank Childers               75,000          8.8095%     $ 11.00     08/27/08     $  518,838    $1,314,838
                              5,600          0.6578%     $  8.75     11/05/08     $   30,816    $   78,093
R. Edwin Pearce              13,915          1.6344%     $  8.75     11/05/08     $   76,572    $  194,048
Grant Wickes                 13,915          1.6344%     $  8.75     11/05/08     $   76,572    $  194,048

All of the options granted to executives were granted under the Company's 1995 Incentive and Nonstatutory Stock Option Plan.

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table may not necessarily be achieved.

(2) Options vest generally in increments of 25% annually. The options have a term of five years, unless they are exercised or expire upon certain circumstances set forth in the Stock Option Plan, including retirement, termination in the event of a change in control, death or disability.

EXERCISES OF OPTIONS

         The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 1999, and unexercised options held as of June 30, 1999. No SARs were exercised by the named executive officers during fiscal 1999.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        FISCAL YEAR END OPTION/SAR VALUES

                                                                                  Value of
                                                                Number of        Unexercised
                             Number of                          Unexercised      in-the-money
                              Shares                            options/SARs     options/SARs
                             Acquired                           at FY-end(#)     at FY-end($)
                                on                Value         exercisable/     exercisable/
Name                        Exercise(#)        Realized($)      unexercisable    unexercisable(1)
---------------             -----------        -----------      -------------    ----------------
Doug Richard                         0                   0      70,334/115,966    $66,626/$28,780
Bob Gutekunst                   19,007          $  143,742       40,811/56,564      $2,949/$8,846
Kenneth Carraher                     0                   0       28,980/47,489              $0/$0
Frank Childers                       0                   0            0/80,600              $0/$0
R. Edwin Pearce                      0                   0       56,668/62,247    $59,606/$29,802
Grant Wickes                    35,979          $  237,828        4,501/40,247     $3,325/$13,296


(1) Values are stated based upon the closing price of $6.3130 per share of the Company's common stock on the NASDAQ/NMS on June 30, 1999, the last trading day of fiscal 1999.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PROVISIONS

         The Company has entered into agreements providing for contractually determined severance and other benefits and compensation with John Carradine, Frank Childers, Ken Carraher, R. Edwin Pearce, Douglas Richard, Katie Rohlman, Grant D. Wickes, and Darryl Worsham, which agreements provide for severance to such individuals equal to six (6) months base salary in the event of their severance from the Company without cause, except for Mr. Richard, who is entitled to receive twelve (12) months base salary in the event of his severance. These Agreements expire two years after the date of a Change in Control with the exception of Ms. Rohlman and Mr. Worsham which expire one (1) year after the date of a Change in Control, and require the Company to pay such officers, if their employment is terminated by (i) the Company without cause or
(ii) such officer, as a result of a reduction in his respective base salary, potential earnings under a performance based bonus plan, any material employee benefit, or in the nature or scope of his respective duties, a sum equal to (i) one and one-half times Mr. Richard's highest base annual salary with the Company and (ii) one times Ms. Rohlman's and Messrs. Carradine's, Childers', Pearce's, Wickes', and Worsham's highest base annual salary with the Company. Additionally, in the event such officer's employment with the Company is terminated under the circumstances described above following a Change in Control, they would also be entitled to the continuation of medical, dental, disability and life insurance benefits for a period of twelve (12) months and the acceleration and/or immediate vesting of all stock options and restricted stock awards then outstanding.

COMPENSATION OF DIRECTORS

         For information on compensation paid to directors of the Company during Fiscal Year 1999, see Item 1 "Election of Directors."

                              CERTAIN TRANSACTIONS

         The Company entered into a severance agreement with John Dearborn, former Executive Vice President Sales and Marketing, whereby he resigned his positions with the Company effective July 31, 1998. Under the terms of the severance agreement, Mr. Dearborn will be paid the sum of $127,500, representing his base salary through April 30, 1999. The vesting schedule of outstanding stock options covering 112,000 shares owned by Mr. Dearborn were accelerated. The agreement further provided an extension of the expiration dates so that these options would expire unless exercised by September 14, 1998 and November 14, 1998. As a further consideration of the severance agreement, Mr. Dearborn agreed to not compete with or solicit for hire employees of the Company for a period of two (2) years, nor to hire employees of the Company for a one (1) year period

         Larry Morris resigned his position as Chief Financial Officer of the Company effective August 28, 1998. In connection with his resignation, the vesting schedule of 41,666 stock options was accelerated, and Mr. Morris was granted the right to exercise options for 110,000 shares of stock (including the accelerated options) divided into three exercise periods of 60, 90 and 120 days after resignation.

         The Company entered into an agreement with Jeffrey Lewis, former Managing Director Australia, whereby he resigned his position with the Company effective September 1, 1998. Mr. Lewis will be paid the sum of $69,000, representing six months base salary. In connection with execution of the agreement, Mr. Lewis agreed to not compete with nor solicit for hire employees of the Company for a period of two (2) years, nor to hire employees of the Company for a one (1) year period. Under the terms of the severance agreement, Mr. Lewis became eligible to receive his base salary though March 1, 1999, and may thereafter provide continued transitional assistance to the Company on terms mutually agreed, including compensation.

         The Company entered into a severance agreement with Robert E. Gutekunst, former Chief Technological Officer, whereby he resigned his positions with the Company effective June 7, 1999. Under the terms of the severance agreement, Mr. Gutekunst will be paid the sum of $85,000.00, representing his base salary through December 7, 1999. All vested, exercisable stock options in the amount of 40,811 owned by Mr. Gutekunst shall continue to be exercisable and 10,867 outstanding options shall continue to vest until November 15, 1999, when all of such options will expire. As a further consideration of the severance agreement, Mr. Gutekunst agreed to not compete with nor solicit for hire employees of the Company for a period of two (2) years, nor to hire employees of the Company for a one (1) year period.

           REPORT OF EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

         The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of certain of the Company's non-employee directors, Messrs. Eugene P. Beard, Russell E. Hogg, Robert Kamerschen, and for the ensuing year, Avery More. The Committee is responsible for setting the salary of the President and Chief Executive Officer of the Company, recommending to the full Board compensation arrangements for the President and Chief Executive Officer and advising the President and Chief Executive officer on compensation for other key executives. All recommendations relating to awards of stock options and restricted stock to the Company's executive officers are approved by the Committee, and are reviewed by the Board of Directors.

COMPENSATION POLICIES

         The Company's executive compensation policies, endorsed by the Committee, are designed to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The orientation of executive compensation policies toward Company and divisional performance has been accomplished by the utilization of various performance criteria.

         Compensation is individually set for each executive officer from among a set of components. The primary components of compensation currently being utilized are salary, performance bonuses, stock option grants and, in a limited number of cases, restricted stock grants. In determining compensation for each executive officer and the Chief Executive Officer, the Committee does not attribute a specific basis for each component, but rather the Committee's determination focuses on the total compensation package. The Committee believes that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Therefore, the Company has utilized stock-based compensation arrangements in the Company's compensation packages for most of its executive officers.

         The Company also has adopted certain broad-based employee benefit plans in which executive officers are eligible to participate. In addition, the Company has entered into employment and/or change in control agreements with various key executives. See "Employment Contracts and Change in Control Provisions" for certain named executive officers as described in this proxy statement.

         The Committee has not yet had to consider the possible effect on the Company's compensation policies of the treatment, under the federal Revenue Reconciliation Act of 1993, of annual compensation exceeding $1 million paid to any individual executive officer as no individual executive officer received annual compensation exceeding $1 million in fiscal year 1999.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

         Compensation paid to the Company's named executive officers in fiscal year 1999, as reflected in the Summary Compensation Table, consisted primarily of base salary, performance bonuses, and stock option grants.

         The Company utilizes a periodic competitive pay analyses of software companies compiled by an independent nationally recognized compensation and benefits consulting firm (the "Independent Consultant"), as well as measurements of both corporate and individual performance in setting combined compensation for its executive officers. The software companies compiled by the independent consultant include some, but not all of the companies contained in the Media General Peer Group SIC Code 7372 Index, (see "Stock Performance Graph"). The Company utilized the competitive pay analysis to determine combined compensation levels for its executive officers. The Committee believes that the compensation paid to the Company's executive officers and Chief Executive Officer falls within the median of the companies represented in the competitive pay analysis utilized. The amount of the performance bonus earned by some executive officers is based on measures of corporate performance, such as target versus actual consolidated quarterly earnings, annual sales and pre-tax income of the business unit for which the executive officer responsible. Subjective considerations of individual performance are also considered in establishing base salaries and, to various extents, performance bonuses, including the executive officer's initiative and contribution to overall corporate performance, the executive officer's managerial performance and the executive officer's successful accomplishment of any special projects. In determining the number of stock option grants to make to the executive officers (other than the Company's Chief Executive Officer), the Committee takes into account the number of stock options and restricted stock awards presently held by each individual, as well as the exercise price of such stock options.

         Individual performance and experience, as well as the Company's operating performance and the attainment of financial and strategic objectives had an important effect on compensation earned for fiscal year 1999 by several of the Company's named executive officers under their performance bonus plans. Under these plans, if various goals were not satisfied, no performance bonus would be payable. If various goals were satisfied, performance criteria would then determine the amount of the bonus earned. When corporate goals are satisfied, performance bonuses were earned by the Company's executive officers. The amount of any performance bonus earned is equivalent to the number of performance goals satisfied, such that the more goals that are satisfied by an executive officer, the larger the performance bonus earned. The Committee subjectively determined that various criteria for fiscal year 1999 satisfied the goals (described above) established for certain key executive officers and bonuses were thus paid to these executive officers.


CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Richard receives an annual salary and is eligible to receive a performance bonus. The Committee's general approach in setting Mr. Richard's annual compensation is to set compensation levels in accordance with the policies set forth in this report. Specifically, the Committee's objective is to correlate Mr. Richard's compensation with the performance of the Company, while seeking to keep his compensation competitive with that provided by comparable companies.

         EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE:

                  Russell E. Hogg
                  Robert Kamerschen
                  Eugene Beard

                             STOCK PERFORMANCE GRAPH

         The graph below compares the five-year cumulative return of the Company's Common Stock with the Media General Peer Group SIC Code 7372 Index (prepackaged Software Companies) and the NASDAQ-NMS Index from July 1, 1994 through June 30, 1999.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG MICROGRAFX, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX




                                    [GRAPH]


                    June 1994           June 1995           June 1996           June 1997           June 1998        June 1999
                    ---------           ---------           ---------           ---------           ---------        ---------
Micrografx          $ 100.00            $ 128.85            $ 225.00            $ 111.54            $ 219.23            93.27
Industry Index      $ 100.00            $ 170.08            $ 229.11            $ 310.37            $ 462.68         $ 662.85
Broad Market        $ 100.00            $ 117.28            $ 147.84            $ 177.85            $ 235.75         $ 330.37


   (Assumes $100 invested on July 1, 1994 and that dividends are reinvested.)

                                 OTHER BUSINESS

         Management knows of no business other than that previously disclosed herein that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy, if authorized to do so by the proxy, to vote the shares covered by such proxy as in their discretion they may deem advisable.

                            PROPOSALS OF SHAREHOLDERS

         All proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of Micrografx must be received by Micrografx at its principal executive offices on or before June 1, 2000, for inclusion in the Company's Proxy Statement relating to that meeting.

                                     GENERAL

The information contained in this Proxy Statement in the sections entitled "Report of Compensation Committee and Stock Option Committee on Executive Compensation" and "Stock Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1945 (the "Exchange Act"), except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the 1933 Act or the Exchange Act.

                                             By Order of the Board of Directors

                                             Douglas M. Richard
                                             President

Date: October 7, 1999
Allen Texas

PROXY                                                                      PROXY

                                MICROGRAFX, INC.
                              1303 E. ARAPAHO ROAD
                             RICHARDSON, TEXAS 75081
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Russell E. Hogg and Douglas M. Richard, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Micrografx, Inc. (the "Company"), held of record by the undersigned on September 10, 1999, at the Annual Meeting of Shareholders of the Company to be held on~November 4, 1999, and any adjournment(s) thereof.

1. PROPOSAL TO ELECT AS DIRECTORS OF THE COMPANY THE FOLLOWING PERSONS TO HOLD OFFICE UNTIL THE NEXT ANNUAL ELECTION OF DIRECTORS BY SHAREHOLDERS OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

Avery More                        Robert Kamerschen              Douglas Richard
Russell E. Hogg                   Seymour Merrin

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                       (To be dated and signed on reverse side.)

                                MICROGRAFX, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]




1.  Election of Directors (see reverse)                FOR  WITHHOLD  ALL EXCEPT
                                                       [ ]     [ ]      [ ]
------------------------------------------------
      (Except Nominee(s) written above)

2.  Proposal to approve and adopt the amendments       FOR   AGAINST  ABSTAIN
    to the Micrografx, Inc. 1995 Incentive and         [ ]     [ ]      [ ]
    Nonstatutory Stock Option Plan.

3.  Proposal to ratify the appointment by the          FOR   AGAINST  ABSTAIN
    Board of Directors of Ernst & Young LLP as         [ ]     [ ]      [ ]
    independent public accountants for the
    Company for the fiscal year ending June 30, 2000.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:                                                                      1999
      ----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Signature

--------------------------------------------------------------------------------
                           Signature, If Held Jointly

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



This proxy, when properly executed and dated, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 4.